UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 6, 2024

Complete Solaria, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-40117	93-2279786
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

45700 Northport Loop East, Fremont, CA	94538
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (510) 270-2507

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	CSLR	The Nasdaq Global Market

Warrants, each whole warrant exercisable for one share of Common Stock at an exercise price of $11.50 per share	CSLRW	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement

Stalking Horse Asset Purchase Agreement

On August 5, 2024, Complete Solaria, Inc., a Delaware corporation (the “Company”, “we” and “us”), entered into a “Stalking Horse” asset purchase agreement with SunPower Corporation (“SunPower”) and the direct and indirect subsidiaries of SunPower (the “Debtors”) providing for the sale and purchase of certain assets related to the Debtors’ Blue Raven Solar business, New Homes business, and non-installing Dealer network (the “Stalking Horse APA”). Under the Stalking Horse APA, the Company agreed, subject to the terms and conditions of the Stalking Horse APA, to acquire the Acquired Assets and assume the Assumed Liabilities (each as defined in the Stalking Horse APA) from the Debtors for $45,000,000 in cash at the closing of the transaction, including a deposit of $4,500,000 to be paid into an escrow account on within two business days. The Stalking Horse APA includes customary representations and warranties, covenants, and closing conditions, in each case under the circumstances and subject to certain limitations as set forth therein, including, without limitation, provisions requiring the Debtors to reimburse the Company for up to $550,000 for expenses incurred in connection with the Stalking Horse APA and to pay a break-up fee of $1,350,000, in each case under certain circumstances as set forth in the Stalking Horse APA, and the right of the Company to designate executory contracts and to assume or reject unexpired leases. The Stalking Horse APA will be subject to higher and better offers during the Debtors’ voluntary cases under Chapter 11 of Title 11 of the United States Bankruptcy Code and is subject to approval of the United States Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”).

Pursuant to the Debtors’ proposed bidding procedures, if approved by the Bankruptcy Court (the “Bidding Procedures”), interested parties would be invited to participate and submit binding offers in accordance with the Bidding Procedures. The Stalking Horse APA acts as a baseline for competitive bids for the acquisition of the Acquired Assets. If one or more qualified bids (other than the transaction contemplated by the Stalking Horse APA) were to be received by the qualified bid deadline as provided for in the Bidding Procedures, then the Debtors would proceed with an auction to determine the successful bid, subject to the terms of the Bidding Procedures.

The foregoing terms of the Stalking Horse APA remain subject to approval by the Bankruptcy Court, are not complete, and are qualified in their entirety by reference to the full text of the Stalking Horse APA, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description
10.1	Asset Purchase Agreement, dated August 5, 2024, by and among the Company, SunPower Corporation and the Debtors
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Complete Solaria, Inc.

Dated: August 6, 2024

By:	/s/ Thurman J. Rodgers
Thurman J. Rodgers
Chief Executive Officer

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